As filed with the Securities and Exchange Commission on November 30, 2000
                           Registration No. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         CALIBER LEARNING NETWORK, INC.
             (Exact name of registrant as specified in its charter)

                Maryland                                 52-2001020
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or organization)

         509 South Exeter Street
                Suite 400
           Baltimore, Maryland                                21202
 (Address of principal executive offices)                   (Zip Code)

        CALIBER LEARNING NETWORK, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN,
                             AS AMENDED MAY 23, 2000
                              (Full title of plans)

     (Name, address and telephone
      number of agent for service)                          (Copy to:)
           Chris L. Nguyen                     Richard C. Tilghman, Jr., Esquire
         509 South Exeter Street               Piper Marbury Rudnick & Wolfe LLP
                Suite 400                                6225 Smith Avenue
           Baltimore, Maryland                   Baltimore, Maryland 21209-3600
          (410) 843-1000                                   (410) 580-3000

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed             Proposed
                                             Amount             Maximum             Maximum           Amount of
                                              to be            Offering             Aggregate        Registration
 Title of Securities to be Registered      Registered       Price Per Unit (3)   Offering Price (3)     Fee (3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value             200,000 (1)(2)          $1.52              $304,000            $80.26
====================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions and an indeterminate number of plan participation interests to be offered or sold pursuant to the 1999 Employee Stock Purchase Plan.

(2) The shares registered on this Registration Statement are in addition to the 200,000 shares previously registered on Form S-8 filed May 6, 1999 (file no. 333-77919).

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h). The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the daily high and low sale prices of Caliber Learning Network, Inc. Common Stock reported on the Nasdaq National Market on November 28, 2000 (i.e., $1.52). Pursuant to Rule 457(h)(2), no separate registration fee is provided for the participation interests in the 1999 Employee Stock Purchase Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Not required to be included in this Form S-8 Registration Statement pursuant to introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a)      Annual  Report  on  Form  10-K  for  the   fiscal  year  ended
                  December 31, 1999;

         (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, ("Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above; and

         (c) Description of Common Stock of the Registrant contained or incorporated in the registration statements filed by the Registrant under the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Maryland General Corporation Law ("MGCL"), Article Eighth, Paragraph (5) of the Company's Amended and Restated Charter provides for indemnification of directors and officers of the Company, as follows:

         The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Also, the Company's By-Laws contain indemnification procedures that implement the indemnification provisions of the Charter. The MGCL permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceedings and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceedings, the director or officer had reasonable cause to believe that the action or omission was unlawful.

         As permitted by the MGCL, Article Eighth, Paragraph (6) of the Company's Charter provides for limitation of liability of directors and officers of the Company, as follows:

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of this Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

         The MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that
(i) the person actually received an improper benefit or profit in money, property or services or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         As permitted under Section 2-418(k) of the MGCL, the Company has purchased and maintains insurance on behalf of its directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not the registrant would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

4.1                 Articles  of  Amendment  and   Restatement  of  the  Charter
                    (incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-47565))

4.2                 By-Laws   (incorporated   by  reference  to  the   Company's
                    Registration Statement on Form S-1, as amended (File No. 333-47565))

4.3 1999 Employee Stock Purchase Plan, as amended May 23, 2000 (incorporated by reference to the Company's Definitive Proxy Statement filed May 30, 2000 (File No. 000-23945))

5.0 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement

23.1                Consent of Counsel (contained in Exhibit 5.0)

23.2                Consent of Independent Auditors (filed herewith)

24.0                Power of Attorney (filed herewith)

Item 9.   Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus  required by Section  10(a)(3)
               of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                    (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Paragraphs (l)(i) and (l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 29th day of November, 2000.

                                      CALIBER LEARNING NETWORK, INC.



                                      By:  /s/ Chris L. Nguyen
                                           ----------------------
                                           Chris L. Nguyen
                                           President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Administrator of the 1999 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 29th day of November, 2000.

                                      CALIBER LEARNING NETWORK, INC.
                                      1999 EMPLOYEE STOCK PURCHASE PLAN



                                      By: /s/ John P. Hill
                                          -----------------------
                                          John P. Hill
                                          Member of Compensation Committee


         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                                     Title                                        Date

/s/ Chris L. Nguyen                           President and Chief Executive Officer                 November 29, 2000
---------------------------------                 (Principal Executive Officer)
Chris L. Nguyen

/s/ Mark F. Yanson                                    Chief Financial Officer                       November 29, 2000
---------------------------------           (Principal Financial and Accounting Officer)
Mark F. Yanson




         A majority of the Board of Directors (Chris L. Nguyen, R. Christopher Hoehn-Saric, Douglas L. Becker, Ernest Anastasio, Janeen M. Armstrong, John P. Hill, Susan Mayer, Robert L. Burr, Edward E. Mullen).

Date:      November 29, 2000          By:  /s/ William Senft
                                           ---------------------
                                           William Senft        Attorney-In-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

4.1                 Articles  of  Amendment  and   Restatement  of  the  Charter
                    (incorporated by reference to the Company's Registration Statement on Form S-1, as amended (File No. 333-47565))

4.2                 By-Laws   (incorporated   by  reference  to  the   Company's
                    Registration Statement on Form S-1, as amended (File No. 333-47565))

4.3 1999 Employee Stock Purchase Plan, as amended May 23, 2000 (incorporated by reference to the Company's Definitive Proxy Statement filed May 30, 2000 (File No. 000-23945)

5.0 Opinion of Piper Marbury Rudnick & Wolfe LLP, counsel for the Registrant, regarding the legal validity of the shares of Common Stock being registered under this Registration Statement (filed herewith)

23.1                Consent of Counsel (contained in Exhibit 5.0)

23.2                Consent of Independent Auditors (filed herewith)

24.0                Power of Attorney (filed herewith)